Exhibit 10.1

THIRD AMENDMENT

TO THE

ENOVIS CORPORATION 2020 OMNIBUS INCENTIVE PLAN

WHEREAS, Enovis Corporation, a Delaware corporation, formerly named Colfax Corporation (the “Company”), established and sponsors the Enovis Corporation 2020 Omnibus Incentive Plan, as amended (the “Plan”);

WHEREAS, pursuant to Section 5.3 of the Plan, the Board of Directors of the Company (the “Board”) reserved the right to amend the Plan at any time;

WHEREAS, pursuant to Section 6.3 of the Plan, the aggregate dollar value of equity-based awards (based on the Grant Date Fair Market Value of such awards) and cash compensation granted under the Plan or otherwise to any Outside Director during any calendar year may not exceed $350,000;

WHEREAS, the Board desires to amend the Plan to increase the annual aggregate dollar value limitation applicable to equity-based awards and cash compensation granted under the Plan to Outside Directors from $350,000 to $750,000;

WHEREAS, as a result of the one-for-three reverse stock split of the common stock, $0.001 par value per share, of the Company (the “Stock”) and pursuant to Section 17 of the Plan, the aggregate number of remaining shares of Stock reserved and available for issuance under Section 4.1 of the Plan was reduced to 1,080,024 at such time;

WHEREAS, the stockholders of the Company approved the First Amendment to the Plan on June 7, 2022, authorizing an additional 745,000 shares Stock for issuance under the Plan and then further approved the Second Amendment to the Plan on May 20, 2024, authorizing an additional 2,100,000 shares of Stock for issuance under the Plan; and

WHEREAS, the Board desires to further amend the Plan to add an additional 3,650,000 shares of Stock for issuance under the Plan.

NOW, THEREFORE, pursuant to the power reserved by Section 5.3 of the Plan, the Board amends the Plan as follows, subject to and effective upon approval by the Company’s stockholders at the Annual Meeting to be held on May 19, 2026 (the “2026 Annual Meeting”). Defined terms used herein, but not otherwise defined in this Third Amendment, shall have the meanings ascribed to them in the Plan:

1.	Section 4.1 containing the aggregate number of shares of Stock reserved and available for issuance pursuant to Awards granted under the Plan is hereby amended in its entirety to read:

“4.1 Number of Shares. Subject to the Share Counting rules set forth in Section 4.4 and to adjustment as provided in Section 17, the aggregate number of shares of Stock reserved and available for issuance pursuant to Awards granted under the Plan shall be 7,971,666 shares, which number may be increased by the number of shares available for issuance under a stockholder-approved plan of a business entity that is a party to an acquisition, merger or other transaction in which the Company or an Affiliate acquires the business entity (as appropriately adjusted, if necessary, to reflect such transaction) (“Total Available Shares”).”

2.	Section 4.2 containing the maximum number of shares of Stock that may be issued upon exercise of Incentive Stock Options granted under the Plan is hereby amended in its entirety to read:

“4.2 Incentive Stock Options. The maximum number of shares of Stock that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 7,971,666 shares, subject to adjustment as provided in Section 17.”

3.	Section 6.3 containing the limitation on Award to Outside Directors granted under the Plan is hereby amended in its entirety to read:

“6.3 Limitation on Awards to Outside Directors. The aggregate dollar value of equity-based (based on the Grant Date’s Fair Market Value of equity-based Awards) and cash compensation granted under this Plan or otherwise during any calendar year to any Outside Director shall not exceed $750,000; provided, however that in the calendar year in which an Outside Director first joints the Board or is first designated as Chairman of the Board or Lead Director, the maximum aggregate dollar value of equity-based and cash compensation granted to the Outside Director may be up to two hundred percent (200%) of the foregoing limit.”

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IN WITNESS WHEREOF, this Third Amendment, having been first duly authorized, approved and adopted by the Board, and approved by the Company’s stockholders at the 2026 Annual Meeting, is hereby executed below by a duly authorized officer of the Company on this 19th day of May, 2026.

ENOVIS CORPORATION

By:	/s/ Bradley J. Tandy
Name:	Bradley J. Tandy
Title:	Senior Vice President and Chief Legal Officer